                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT: Kenneth R. Howe, Chief Financial Officer
         (248) 737-4190

              AGREE REALTY CORPORATION REPORTS THIRD QUARTER 2006
                               OPERATING RESULTS

THIRD QUARTER 2006 HIGHLIGHTS:

FINANCIAL INFORMATION

          -    Diluted FFO per share of $0.59

          -    $0.49 per share quarterly dividend paid October 12, 2006

     FARMINGTON HILLS, MI (October 31, 2006) - Agree Realty Corporation (NYSE:
ADC) today announced results for the quarter ended September 30, 2006. For the third quarter, funds from operations were $4,901,000 compared with funds from operations in the third quarter of 2005 of $4,948,000. Diluted funds from operations per share were $0.59 per share compared with $0.59 per share for the third quarter of 2005. Net income was $3,406,000, or $0.44 per share on a diluted basis, compared with net income for the third quarter of 2005 of $3,454,000, or $0.45 per share. Total revenues increased 5.4% to $8,114,000, compared with total revenues of $7,697,000 in the third quarter of 2005. A reconciliation of net income to funds from operations is included in the financial table accompanying this press release.

     For the nine months ended September 30, 2006, funds from operations were $14,724,000 compared with funds from operations for the nine months ended September 30, 2005 of $14,741,000. Diluted funds from operations per share were $1.76 per share compared with $1.79 per share for the nine months ended September 30, 2005. Net income was $10,255,000, or $1.34 per share on a diluted basis, compared with net income for the comparable period last year of $10,274,000, or $1.36 per share. Total revenues increased 5.6% to $24,554,000, compared with total revenues of $23,257,000 for the comparable period last year.

FUNDS FROM OPERATIONS

     Management considers Funds from Operations (FFO) to be a useful supplemental measure to evaluate operating performance. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO can help one compare the operating performance of a company's real estate between periods or as compared to different companies. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (NAREIT) to mean net income computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization. FFO should not be considered as an alternative to net income as the primary indicator of the Company's operating performance or as an alternative to cash flow as a measure of liquidity. In addition, our method of calculating FFO may not be comparable to the methods used by other REITs and, accordingly may be different from similarly titled measures reported by other companies.

DIVIDEND

     We paid a cash dividend of $0.49 per share on October 12, 2006 to shareholders of record on September 29, 2006. The dividend is equivalent to an annualized dividend of $1.96 per share and represents a payout ratio of 83.1% of funds from operations for the quarter.

PORTFOLIO RESULTS

     At September 30, 2006, Agree Realty Corporation's total assets were $218,612,000 and our portfolio consisted of 60 properties totaling 3,355,234 million square feet located in 15 states. The portfolio was 99.5% leased at the end of the quarter. For the nine month and three month periods ended September 30, 2006 our fully diluted weighted average shares outstanding were 7,666,366 shares and 7,672,549 shares, respectively.

     At September 30, 2006 our construction in progress balance totaled approximately $3,967,000 and we capitalized $53,000 of construction period interest during the third quarter 2006.

LEASE EXPIRATIONS

     The following table shows lease expirations for the next 10 years for our freestanding properties and community shopping centers, assuming that none of the tenants exercise renewal options.

                                       September 30, 2006
                         ---------------------------------------------
                         Gross Leasable Area     Annualized Base Rent
               Number    --------------------   ----------------------
Expiration   of Leases     Square     Percent                  Percent
   Year       Expiring    Footage    of Total      Amount     of Total
----------   ---------   ---------   --------   -----------   --------
2007              7         34,800      1.0%    $   303,205      1.0%
2008             28        316,925      9.5%      1,416,358      4.7%
2009             20        193,326      5.8%        964,753      3.2%
2010             20        328,035      9.8%      2,030,828      6.7%
2011             24        228,524      6.8%      1,619,555      5.4%
2012              7         41,760      1.3%        325,568      1.1%
2013              1         51,868      1.6%        492,746      1.6%
2014              3        172,958      5.2%        824,206      2.7%
2015             11        730,525     21.9%      5,075,265     16.8%
2016              5         80,945      2.4%      1,584,222      5.2%
Thereafter       41      1,158,948     34.7%     15,573,051     51.6%
                ---      ---------    -----     -----------    -----
Total           167      3,338,614    100.0%    $30,209,757    100.0%
                ===      =========    =====     ===========    =====

ANNUALIZED BASE RENT OF OUR PROPERTIES

The following is a breakdown of base rents in place at September 30, 2006 for each type of retail tenant:

National   $26,976,447    89%
Regional     2,182,579     7%
Local        1,086,731     4%
           -----------   ---
   Total   $30,245,757   100%
           ===========   ===

MAJOR TENANTS

The following is a breakdown of base rents in place at September 30, 2006 for each of our Major Tenants:

Borders (18)    $ 9,781,436    32%
Walgreen (18)     6,593,929    22%
Kmart (12)        3,847,911    13%
                -----------   ---
   Total        $20,223,276    67%
                ===========   ===

OPERATING PARTNERSHIP UNITS

     As of September 30, 2006 there were 673,547 operating partnership units outstanding.

     Agree Realty Corporation owns, manages and develops properties which are primarily single tenant properties and neighborhood community shopping centers, located in fifteen (15) states and leased to major retail tenants.

     Agree Realty Corporation considers portions of the information contained in this release to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 27E of the Securities Exchange Act of 1934, both as amended, with respect to the Company's expectation for future periods. Such statements are, by their nature, subject to certain risks and uncertainties. The Company cautions that, as a result of a number of factors, actual results could differ materially from those set forth in this presentation. Other risks, uncertainties and factors that could cause actual results to differ materially than those projected are detailed from time to time in reports filed by the Company with the Securities and Exchange Commission, including Forms 8-K, 10-Q and 10-K.

     For additional information, visit the Company's home page on the Internet at http://www.agreerealty.com.

                            AGREE REALTY CORPORATION
           OPERATING RESULTS (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                          Three months       Nine months
                                                             ended              ended
                                                         September 30,      September 30,
                                                        ---------------   -----------------
                                                         2006     2005      2006      2005
                                                        ------   ------   -------   -------
REVENUE
   Minimum rents                                        $7,453   $7,062   $22,416   $21,097
   Percentage rent                                          14       14        41        39
   Operating cost reimbursements                           639      613     2,060     2,097
   Other income                                              8        8        37        24
                                                        ------   ------   -------   -------
      TOTAL REVENUE                                      8,114    7,697    24,554    23,257
                                                        ------   ------   -------   -------
EXPENSES
   Real estate taxes                                       450      444     1,352     1,316
   Property operating expenses                             389      342     1,318     1,435
   Land lease payments                                     195      195       586       586
   General and administration                            1,006      912     3,079     2,665
   Depreciation and amortization                         1,213    1,168     3,618     3,461
   Interest expense                                      1,157    1,029     3,449     3,057
                                                        ------   ------   -------   -------
      TOTAL EXPENSES                                     4,410    4,090    13,402    12,520
                                                        ------   ------   -------   -------
      INCOME BEFORE MINORITY INTEREST AND
         DISCONTINUED OPERATIONS                         3,704    3,607    11,152    10,737
   Minority interest expense                               298      291       897       879
                                                        ------   ------   -------   -------
      INCOME BEFORE DISCONTINUED OPERATIONS              3,406    3,316    10,255     9,858
   Income from discontinued operations                      --      138        --       416
                                                        ------   ------   -------   -------
      NET INCOME                                        $3,406   $3,454   $10,255   $10,274
                                                        ------   ------   -------   -------
NET INCOME - PER SHARE - DILUTIVE                       $  .44   $  .45   $  1.34   $  1.36
                                                        ------   ------   -------   -------
RECONCILIATION OF FUNDS FROM OPERATIONS TO NET INCOME
   Net income                                           $3,406   $3,454   $10,255   $10,274
   Depreciation of real estate assets                    1,185    1,185     3,540     3,521
   Amortization of leasing costs                            12       12        32        36
   Gain on sale of assets                                   --       (6)       --        (6)
   Minority interest                                       298      303       897       916
                                                        ------   ------   -------   -------
      FUNDS FROM OPERATIONS                             $4,901   $4,948   $14,724   $14,741
                                                        ------   ------   -------   -------
      FUNDS FROM OPERATIONS - PER SHARE - DILUTIVE      $  .59   $  .59   $  1.76   $  1.79
                                                        ------   ------   -------   -------
WEIGHTED AVERAGE NUMBER OF SHARES AND OP UNITS
   OUTSTANDING - DILUTIVE                                8,346    8,346     8,340     8,234
                                                        ------   ------   -------   -------

                            AGREE REALTY CORPORATION
                   CONSOLIDATED BALANCE SHEETS (IN THOUSANDS)
                                   (UNAUDITED)

                                         SEPT 30,   DEC. 31
                                           2006       2005
                                         --------   --------
ASSETS
   Land                                  $ 74,034   $ 73,035
   Buildings                              186,408    185,032
   Accumulated depreciation               (47,150)   (43,772)
   Property under development               2,767        265
   Cash and cash equivalents                  164      5,715
   Rents receivable                           406        731
   Deferred costs, net of amortization      1,180      1,241
   Other Assets                               803      1,213
                                         --------   --------
      TOTAL ASSETS                       $218,612   $223,460
                                         --------   --------
LIABILITIES AND STOCKHOLDERS' EQUITY
   Mortgages payable                     $ 48,914   $ 50,722
   Notes payable                           15,650     17,500
   Deferred revenue                        12,276     12,794
   Dividends and distributions payable      4,111      4,089
   Other liabilities                        1,505      1,749
                                         --------   --------
      TOTAL LIABILITIES                    82,456     86,854
                                         --------   --------
      TOTAL MINORITY INTEREST               5,885      5,979
                                         --------   --------
   Common stock                                 1          1
   Additional paid-in capital             141,066    140,343
   Accumulated deficit                    (10,796)    (9,717)
                                         --------   --------
      TOTAL STOCKHOLDERS' EQUITY          130,271    130,627
                                         --------   --------
                                         $218,612   $223,460
                                         ========   ========